UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Access Midstream Partners, L.P.

525 Central Park Drive, Oklahoma City, Oklahoma

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 2, 2015, Williams Partners L.P., a Delaware limited partnership (“WPZ”), completed its previously announced merger with VHMS LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of Access Midstream Partners, L.P., a Delaware limited partnership (“ACMP”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated October 24, 2014, among WPZ, Merger Sub, ACMP, Access Midstream Partners GP, L.L.C. (“ACMP General Partner”), and Williams Partners GP LLC (“WPZ General Partner”), pursuant to which Merger Sub merged with and into WPZ (the “Merger”). WPZ was the surviving partnership in the Merger and, as a result of the Merger, WPZ became a wholly owned subsidiary of ACMP. On February 2, 2015, following the Merger, ACMP and WPZ merged (the “Subsequent Merger”), with ACMP continuing as the surviving entity with the name Williams Partners L.P. (the “Surviving Partnership”).

As a result of the Merger, all outstanding common units representing limited partner interests in WPZ (“WPZ Common Units”) were canceled, and (i) each holder of WPZ Common Units, other than The Williams Companies, Inc. (“Williams”), Williams Gas Pipeline Company, LLC (“Williams Gas Pipeline”) and their respective subsidiaries (collectively, other than ACMP and its subsidiaries and WPZ and its subsidiaries, the “Williams Parties”), became entitled to receive 0.86672 of one common unit of ACMP (“ACMP Common Units”) for each WPZ Common Unit that such holder owned at the effective time of the Merger, and (ii) each of the Williams Parties that holds WPZ Common Units became entitled to receive 0.80036 of one ACMP Common Unit for each WPZ Common Unit that such holder owned at the effective time of the Merger.

Item 1.01. Entry into a Material Definitive Agreement

Restated Credit Agreement

On February 2, 2015, following the consummation of the Merger and the Subsequent Merger, the Surviving Partnership, Northwest Pipeline LLC (“Northwest”) and Transcontinental Gas Pipe Line Company, LLC (“Transco” and, together with the Surviving Partnership and Northwest, the “Borrowers”) entered into a Second Amended & Restated Credit Agreement (the “Restated Credit Agreement”) with Citibank, N.A. (“Citi”) as administrative agent. The Restated Credit Agreement amends and restates that certain First Amended & Restated Credit Agreement, dated as of July 31, 2013 (as amended prior to February 2, 2015, the “Existing Credit Agreement”) among WPZ, Northwest, Transco, Citi as administrative agent, and the lenders named therein.

The Restated Credit Agreement increases the aggregate commitments available to the Borrowers by $1 billion (the “Incremental Commitments”) and extends the maturity date to February 2, 2020 (the “Maturity Date”). Additionally, the Restated Credit Agreement lowers, in certain cases, the applicable margin and commitment fees payable by each Borrower based on such Borrower’s senior unsecured debt ratings. The Incremental Commitments are increased commitments from lenders named in the Existing Credit Agreement as well as new commitments from institutions party to the Restated Credit Agreement. After giving effect to the Restated Credit Agreement, the Borrowers may borrow, in the aggregate, up to $3.5 billion under the Restated Credit Agreement. Northwest and Transco are each subject to a $500 million borrowing sublimit. In addition, the Surviving Partnership may request an increase of up to an additional $500 million in commitments from either new lenders or increased commitments from existing lenders named in the Restated Credit Agreement. However, at no time may the aggregate commitments under the Restated Credit Agreement exceed $4.0 billion. The Restated Credit Agreement allows for same day swingline borrowings up to an aggregate amount of $150 million, subject to other utilization of the aggregate commitments under the Restated Credit Agreement. Furthermore, the Borrowers may request an extension of the Maturity Date for an additional one-year period up to two times, to allow a Maturity Date as late as February 2, 2022, subject to certain conditions.

The Restated Credit Agreement contains various covenants that limit, among other things, each Borrower and each Borrower’s respective material subsidiaries’ ability to grant certain liens supporting indebtedness, each Borrower’s to ability to merge or consolidate, sell all or substantially all of its assets in certain circumstances, enter into certain affiliate transactions, make certain distributions during an event of default, enter into certain restrictive agreements and allow any material change in the nature of its business.

The Restated Credit Agreement includes customary events of default. If an event of default occurs with respect to a Borrower, the lenders will be able to terminate the commitments for all Borrowers and accelerate the maturity of the loans of the defaulting Borrower and exercise other rights and remedies.

The foregoing description of the Restated Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Credit Agreement

On February 3, 2015, following the consummation of the Subsequent Merger, the Surviving Partnership entered into a Credit Agreement (the “Credit Agreement’) with Barclays Bank PLC (“Barclays”) as administrative agent. Under the Credit Agreement, the lenders provide aggregate commitments of $1.5 billion with an initial maturity date of August 3, 2015, which term may be extended at the option of the Surviving Partnership by an additional six months to February 2, 2016.

The Credit Agreement has substantially the same financial covenants as the Restated Credit Agreement. As of February 2, 2015, the Surviving Partnership is in compliance with these financial covenants.

Each time funds are borrowed under the Credit Agreement, the Surviving Partnership may choose from two methods of calculating interest: a fluctuating base rate equal to Barclays’ adjusted base rate plus an applicable margin, or a periodic fixed rate equal to LIBOR plus an applicable margin. The Surviving Partnership is required to pay a commitment fee (currently 0.175 percent) based on the unused portion of the credit facility. The applicable margin and the commitment fee are determined by reference to a pricing schedule based on the Surviving Partnership’s senior unsecured long-term debt ratings. The Credit Agreement contains various covenants that limit, among other things, the Surviving Partnership’s and its respective material subsidiaries’ ability to grant certain liens supporting indebtedness, the Surviving Partnership’s ability to merge or consolidate, sell all or substantially all of its assets in certain circumstances, enter into certain affiliate transactions, make certain distributions during an event of default, enter into certain restrictive agreements and allow any material change in the nature of its business.

The Credit Agreement includes customary events of default. If an event of default occurs, the lenders will be able to terminate the commitments and accelerate the maturity of the loans and exercise other rights and remedies.

The foregoing description of the Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Commercial Paper Program

On February 2, 2015, following the consummation of the Subsequent Merger, the Surviving Partnership amended and restated the $2.0 billion commercial paper program of WPZ, to which the Surviving Partnership is a successor by merger (the “CP Program”), pursuant to which the Surviving Partnership may issue short-term, unsecured commercial paper notes (the “CP Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Securities Act”). Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $3.0 billion. The net proceeds of issuances of the CP Notes are expected to be used to fund planned capital expenditures and for other general partnership purposes. The Surviving Partnership’s Restated Credit Agreement is available to repay the CP Notes, if necessary.

The maturities of the CP Notes will vary but may not exceed 397 days from the date of issue. The CP Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par, or, alternatively, will be sold at par and bear varying interest rates on a fixed or floating basis.

Four commercial paper dealers will each act as a dealer under the CP Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of an amended and restated commercial paper dealer agreement entered into between the Surviving Partnership and each Dealer (each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the CP Program.

Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from us or arrange for the sale by us of the Notes pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions; a form of Dealer Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The description above is a summary of the CP Program and is qualified in its entirety by the terms of the CP Program as set forth in the form of Dealer Agreement.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Surviving Partnership and its affiliates for which they have received or will receive customary fees and expenses.

The CP Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 1.02. Termination of a Material Definitive Agreement

On February 2, 2015, ACMP and Access MLP Operating, L.L.C. (“Operating Company”) terminated the Second Amended & Restated Credit Agreement, dated as of May 13, 2013 (as amended prior to February 2, 2015, the “Existing ACMP Credit Agreement”) by and among ACMP, Operating Company, Wells Fargo Bank, National Association as administrative agent and the lenders named therein, subject to survival of any provisions which by their terms survive the termination.

Upon termination of the Existing ACMP Credit Agreement, ACMP, Northwest and Transco entered into the Restated Credit Agreement as stated under Item 1.01 above.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 2, 2015, pursuant to the Merger Agreement, (1) Merger Sub, a direct wholly owned subsidiary of ACMP, was merged with and into WPZ, with WPZ being the surviving limited partnership, and (2) WPZ General Partner was merged with and into ACMP General Partner, with ACMP General Partner being the surviving limited liability company (the “GP Merger”).

The foregoing description of the Merger, the GP Merger, and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to ACMP’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2014, and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 2, 2015, the Surviving Partnership, Northwest and Transco entered into the Restated Credit Agreement as described under Item 1.01 above. The description of the Restated Credit Agreement under Item 1.01 is incorporated into this Item 2.03 by reference.

On February 3, 2015, the Surviving Partnership entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement under Item 1.01 is incorporated into this Item 2.03 by reference.

On February 2, 2015, the Surviving Partnership entered into the CP Program. The description of the CP Program under Item 1.01 is incorporated into this Item 2.03 by reference.

The information included under Item 3.03 is hereby incorporated into this Item 2.03 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information included under Items 2.01 and 5.03 is hereby incorporated into this Item 3.03 by reference.

ACMP Supplemental Indentures

On January 30, 2015, Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Services, Inc. (“Moody’s”) assigned investment grade ratings to each of the 5.875% senior notes due 2021, 6.125% senior notes due 2022, 4.875% senior notes due 2023, and 4.875% Senior Notes due 2024 (collectively, the “ACMP Notes”), in each case previously issued by ACMP and ACMP Finance Corp., a Delaware corporation (“ACMP Finance Corp.” and, together with ACMP, the “ACMP Issuers”). Such ratings constituted an “Investment Rating” as defined in each of:

•	the Indenture, dated as of April 19, 2011, as supplemented by the Supplemental Indenture, dated as of January 4, 2012, the First Supplemental Indenture, dated as of January 7, 2013, and the Third Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of April 18, 2014 (as so supplemented, the “April 2011 ACMP Indenture”), each by and among the ACMP Issuers, the guarantors party thereto (the “ACMP Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”);

•	the Indenture, dated as of January 11, 2012, as supplemented by the First Supplemental Indenture, dated as of January 7, 2013, and the Second Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of April 18, 2014 (as so supplemented, the “January 2012 ACMP Indenture”), each by and among the ACMP Issuers, the ACMP Guarantors and the Trustee; and

•	the Indenture, dated as of December 19, 2012, as supplemented by the First Supplemental Indenture, dated as of December 19, 2012, the Second Supplemental Indenture, dated as of January 7, 2013, the Third Supplemental Indenture, dated as of March 7, 2014, and the Third Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of April 18, 2014 (as so supplemented, the “December 2012 ACMP Indenture” and together with the April 2011 ACMP Indenture and the January 2012 ACMP Indenture, the “ACMP Indentures”), each by and among the ACMP Issuers, the ACMP Guarantors and the Trustee.

Upon issuance of the Investment Rating by S&P and Moody’s and the delivery of a certificate certifying the receipt of such Investment Rating by officers of each of the ACMP Issuers, certain covenants in each of the ACMP Indentures, including covenants with respect to limitations on restricted payments, dividends and other payment restrictions; limitations on the incurrence of indebtedness and the issuance of preferred stock; limitations on asset sales and the obligation to offer to repurchase outstanding ACMP Notes using the proceeds from certain asset sales; limitations on transactions with affiliates; limitations on the activities of ACMP Finance Corp.; and certain restrictions applicable in the event that ACMP merges with another entity, were automatically terminated.

Further, upon the termination of the Existing ACMP Credit Agreement and the ACMP Guarantors’ obligations thereunder, pursuant to the terms of the ACMP Indentures each of the ACMP Guarantors were automatically released from their obligations under the ACMP Indentures and the notes issued thereunder (the “ACMP Notes Guarantee Release”).

On February 2, 2015, following the consummation of the Subsequent Merger, the Surviving Partnership, ACMP Finance Corp. and the Trustee entered into (a) the Fourth Supplemental Indenture (the “April 2011 ACMP Indenture Supplemental Indenture”) to the April 2011 ACMP Indenture, (b) the Third Supplemental Indenture (the “January 2012 ACMP Indenture Supplemental Indenture”) to the January 2012 ACMP Indenture and (c) the Fifth Supplemental Indenture (the “December 2012 ACMP Indenture Supplemental Indenture”) to the December 2012 ACMP Supplemental Indenture, each of which evidenced the ACMP Indentures Covenant Termination and the ACMP Notes Guarantor Release with respect to the applicable ACMP Indenture and the notes issued thereunder. Copies of each of the April 2011 ACMP Indenture Supplemental Indenture, the January 2012 ACMP Indenture Supplemental Indenture and the December 2012 ACMP Indenture Supplemental Indenture (collectively, the “ACMP Supplemental Indentures”) are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K. The foregoing description of the ACMP Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable ACMP Supplemental Indenture.

WPZ Supplemental Indentures

On February 2, 2015, following the consummation of the Subsequent Merger, the Surviving Partnership entered into:

•	the Seventh Supplemental Indenture, dated as of February 2, 2015 (the “November 2010 WPZ Indenture Supplemental Indenture”), between the Surviving Partnership and the Trustee, to the Indenture, dated as of November 9, 2010, as supplemented by the First Supplemental Indenture, dated as of November 9, 2010, the Second Supplemental Indenture, dated as of November 17, 2011, the Third Supplemental Indenture, dated as of August 14, 2012, the Fourth Supplemental Indenture, dated as of November 15, 2013, the Fifth Supplemental Indenture, dated as of March 4, 2014 and the Sixth Supplemental Indenture, dated as of June 27, 2014 (as so supplemented, the “November 2010 WPZ Indenture”), each between WPZ and the Trustee, governing WPZ’s 4.125% Senior Notes due 2020, 4.00% Senior Notes due 2021, 3.35% Senior Notes due 2022, 4.500% Senior Notes due 2023, 5.800% Senior Notes due 2043, 4.300% Senior Notes due 2024, 5.400% Senior Notes due 2044, 3.90% Senior Notes due 2025 and 4.90% Senior Notes due 2045;

•	the First Supplemental Indenture, dated as of February 2, 2015 (the “February 2010 WPZ Indenture Supplemental Indenture”), between WPZ and the Trustee, to the Indenture, dated as of February 9, 2010, between WPZ and the Trustee (the “February 2010 WPZ Indenture”), governing WPZ’s 7.25% Senior Notes due 2017 ; and

•	the First Supplemental Indenture, dated as of February 2, 2015 (the “2006 WPZ Indenture Supplemental Indenture”), among the Surviving Partnership, Williams Partners Finance Corporation, a Delaware corporation (“WPZ Finance Corp.”) and the Trustee, to the Indenture, dated as of December 13, 2006 (the “2006 WPZ Indenture” and, together with the November 2010 WPZ Indenture and the February 2010 WPZ Indenture, the “WPZ Indentures”), each among WPZ, WPZ Finance Corp., and the Trustee, governing WPZ’s and WPZ Finance Corp.’s 3.800% Senior Notes due 2015.

Pursuant to the terms of the November 2010 WPZ Indenture Supplemental Indenture, the February 2010 WPZ Indenture Supplemental Indenture and the 2006 WPZ Indenture Supplemental Indenture (collectively, the “WPZ Supplemental Indentures”), the Surviving Partnership assumed all of the obligations of WPZ under the November 2010 WPZ Indenture, the February 2010 WPZ Indenture and the 2006 WPZ Indenture, respectively, and under the applicable notes issued thereunder. Copies of each of the November 2010 WPZ Indenture Supplemental Indenture, the February 2010 WPZ Indenture Supplemental Indenture and the 2006 WPZ Indenture Supplemental Indenture are attached as Exhibits 4.4, 4.5 and 4.6, respectively, to this Current Report on Form 8-K. The foregoing description of the WPZ Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable WPZ Supplemental Indenture.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, following the consummation of the Subsequent Merger, the Board of Directors of ACMP General Partner (the “Board”) appointed Ted T. Timmermans to serve as Chief Accounting Officer of ACMP General Partner. Mr. Timmermans served as Vice President, Controller, and Chief Accounting Officer of Williams and the WPZ General Partner since 2005. Mr. Timmermans served as an Assistant Controller of Williams from 1998 to 2005. Mr. Timmermans served as Chief Accounting Officer of the general partner of WMZ from 2008 until WMZ merged with Williams Partners in 2010.

Officers or employees of Williams who also serve as executive officers of ACMP General Partner do not receive additional compensation for their service as executive officers of ACMP General Partner. Accordingly, Mr. Timmermans will not receive additional compensation for his services as an executive officer of ACMP General Partner. Mr. Timmermans will have rights to indemnification by the Surviving Partnership pursuant to the Partnership Agreement (defined below), as amended. Mr. Timmermans has not had any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with Williams.

On February 2, 2015, following the consummation of the Subsequent Merger, the Board appointed both Alice M. Peterson and H. Brent Austin as members of each of the Conflicts Committee and the Audit Committee of the Board.

On February 2, 2015, following the consummation of the Subsequent Merger, John D. Seldenrust began to serve as Senior VP – Access Eastern Ops of Williams but is no longer an executive officer of ACMP General Partner within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2015, ACMP General Partner adopted Amendment No. 3 (“Amendment No. 3”) to the First Amended and Restated Agreement of Limited Partnership of ACMP (the “Partnership Agreement”). Amendment No. 3, among other things, (1) provides that certain proportionate adjustments to the minimum quarterly distribution, target distributions and arrearages otherwise required under Section 6.6 of the Partnership Agreement to be made in connection with a subdivision of the units representing limited partner interests in ACMP (“ACMP Units”) would only have been made in connection with the pro rata split of ACMP Units contemplated by the Merger Agreement and effected prior to the Merger if the Merger would not have occurred and the Merger Agreement had been terminated, (2) supplements the definition of “Operating Surplus” in the Partnership Agreement to include, beginning in the quarter in which the Merger is consummated (or the quarter immediately preceding the consummation of the Merger, if the Merger is consummated prior to the date of determination of Available Cash (as defined in the Partnership Agreement) with respect to such quarter) an amount equal to WPZ’s operating surplus immediately prior to the effective time of the Merger less the cumulative distribution of available cash to the WPZ General Partner and the WPZ limited partners from the operating surplus of WPZ and its subsidiaries immediately prior to the closing of the Merger, and (3) amends the definition of “Available Cash” in the Partnership Agreement such that, if the Merger is completed before the date of determination of available cash with respect to the quarter immediately preceding the completion of the Merger, the cash and cash equivalents of ACMP and its subsidiaries on hand on the date of determination of available cash with respect to such quarter will include the available cash of WPZ and its subsidiaries immediately prior to the closing of the Merger.

On February 2, 2015, ACMP General Partner changed its name from Access Midstream Partners GP, L.L.C. to WPZ GP LLC. The ACMP General Partner filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Formation (the “GP Certificate of Amendment”) and ACMP General Partner entered into the Seventh Amended and Restated Limited Liability Company Agreement of WPZ GP LLC (the “GP LLC Agreement”) to effectuate the name change and simplify the GP LLC Agreement. The amendment, among other things, increases the maximum number of persons on the Board of Directors of the ACMP General Partner to up to 15, removes references to classes of directors, and eliminates Article III regarding Membership interests and Units, Article VII regarding Tax Matters, and provisions of Article VI related to reports and inspection by the sole member, and the related defined terms.

On February 2, 2015, in connection with the Merger, the Board of Directors of ACMP General Partner approved Amendment No. 4 (“Amendment No. 4”) to the Partnership Agreement and the Certificate of Limited Partnership of the Surviving Partnership (the “Charter Amendment”). Amendment No. 4 amended the Partnership Agreement to reflect that (i) the name of the Surviving Partnership changed from Access Midstream Partners, L.P. to Williams Partners L.P. in connection with the Subsequent Merger and (ii) the principal address of the Surviving Partnership was changed to One Williams Center, Tulsa, Oklahoma, 74172-0172. The Charter Amendment (i) reflected the change in the name of ACMP from Access Midstream Partners, L.P. to Williams Partners L.P. and (ii) changed the name of the general partner of ACMP from Access Midstream Partners GP, L.L.C. to WPZ GP LLC.

In connection with the name change of the Surviving Partnership, the Surviving Partnership has filed a supplemental listing application with the New York Stock Exchange (the “NYSE”) to change the ticker symbol for its common units on the NYSE from “ACMP” to “WPZ,” which change will be effective at the open of the NYSE on February 3, 2015.

The foregoing descriptions of Amendment No. 3, the GP Certificate of Amendment, the GP LLC Agreement, Amendment No. 4 and the Charter Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of Amendment No. 3, the GP Certificate of Amendment, the GP LLC Agreement, Amendment No. 4, and the Charter Amendment, copies of which are filed as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, Exhibit 3.4 and Exhibit 3.5 hereto, respectively, and are incorporated by reference herein.

Item 8.01 Other Events

On February 2, 2015, Williams, WPZ, and the Surviving Partnership issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The audited consolidated balance sheet of WPZ as of December 31, 2013 and 2012 and the audited consolidated statements of comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes thereto, together with the reports of Ernst & Young LLP and Deloitte & Touche LLP, independent registered public accounting firms, were included in WPZ’s Current Report on Form 8-K filed on May 19, 2014 and are incorporated herein by reference. The unaudited consolidated balance sheet of WPZ as of September 30, 2014 and the unaudited consolidated statements of comprehensive income, changes in equity, and cash flows for the nine months ended September 30, 2014 and 2013, and the related notes thereto, were included in WPZ’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on October 30, 2014, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of ACMP as of September 30, 2014 and the unaudited pro forma condensed combined statements of operations of ACMP for the year ended December 31, 2013 and the nine months ended September 30, 2014, and the notes related thereto, were included under the caption “Unaudited Pro Forma Condensed Combined Financial Statements” in the joint information statement/consent statement/prospectus dated December 30, 2014 that forms a part of ACMP’s Registration Statement on Form S-4 (File No. 333-200380), which was filed with the SEC on December 23, 2014 and declared effective by the SEC on December 30, 2014, and have been incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of October 24, 2014, by and among Williams Partners L.P., Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., Williams Partners GP LLC, and VHMS LLC (filed on October 27, 2014 as Exhibit 2.1 to Williams Partners L.P.’s (formerly known as Access Midstream Partners, L.P.) Current Report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.1	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners L.P., dated as of January 29, 2015.

3.2	Certificate of Amendment of Certificate of Formation of Access Midstream Partners GP, L.L.C., dated as of February 2, 2015.

3.3	Seventh Amended and Restated Limited Liability Company Agreement of WPZ GP LLC, dated as of February 2, 2015.

3.4	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners L.P., dated as of February 2, 2015.

3.5	Amendment to Certificate of Limited Partnership of Access Midstream Partners, L.P., dated as of February 2, 2015.

4.1	Fourth Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), ACMP Finance Corp. and The Bank of New York Mellon Trust Company, N.A.

4.2	Third Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), ACMP Finance Corp. and The Bank of New York Mellon Trust Company, N.A.

4.3	Fifth Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), ACMP Finance Corp. and The Bank of New York Mellon Trust Company, N.A.

4.4	Seventh Supplemental Indenture, dated as of February 2, 2015, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A.

4.5	First Supplemental Indenture, dated as of February 2, 2015, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A.

4.6	First Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P., Williams Partners Finance Corporation and The Bank of New York Mellon Trust Company, N.A.

10.1	Second Amended and Restated Credit Agreement dated as of February 2, 2015, between Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), Northwest Pipeline LLC, Transcontinental Gas Pipeline Company, LLC, as co-borrowers, the lenders named therein, and Citibank, N.A. as Administrative Agent.

10.2	Credit Agreement dated as of February 3, 2015, between Williams Partners L.P., the lenders named therein, and Barclays Bank PLC as Administrative Agent.

10.3	Form of Amended and Restated Commercial Paper Dealer Agreement, dated as of February 2, 2015, between Williams Partners L.P., as Issuer, and the Dealer party thereto.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

99.1	Press Release, dated February 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Sarah C. Miller
	Name:	Sarah C. Miller
	Position:	Corporate Secretary

DATED: February 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of October 24, 2014, by and among Williams Partners L.P., Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., Williams Partners GP LLC, and VHMS LLC (filed on October 27, 2014 as Exhibit 2.1 to Williams Partners L.P.’s (formerly known as Access Midstream Partners, L.P.) Current Report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.1	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners L.P., dated as of January 29, 2015.

3.2	Certificate of Amendment of Certificate of Formation of Access Midstream Partners GP, L.L.C., dated as of February 2, 2015.

3.3	Seventh Amended and Restated Limited Liability Company Agreement of WPZ GP LLC, dated as of February 2, 2015.

3.4	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners L.P., dated as of February 2, 2015.

3.5	Amendment to Certificate of Limited Partnership of Access Midstream Partners, L.P., dated as of February 2, 2015.

4.1	Fourth Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), ACMP Finance Corp. and The Bank of New York Mellon Trust Company, N.A.

4.2	Third Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), ACMP Finance Corp. and The Bank of New York Mellon Trust Company, N.A.

4.3	Fifth Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), ACMP Finance Corp. and The Bank of New York Mellon Trust Company, N.A.

4.4	Seventh Supplemental Indenture, dated as of February 2, 2015, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A.

4.5	First Supplemental Indenture, dated as of February 2, 2015, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A.

4.6	First Supplemental Indenture, dated as of February 2, 2015, among Williams Partners L.P., Williams Partners Finance Corporation and The Bank of New York Mellon Trust Company, N.A.

10.1	Second Amended and Restated Credit Agreement dated as of February 2, 2015, between Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), Northwest Pipeline LLC, Transcontinental Gas Pipeline Company, LLC, as co-borrowers, the lenders named therein, and Citibank, N.A. as Administrative Agent.

10.2	Credit Agreement dated as of February 3, 2015, between Williams Partners L.P., the lenders named therein, and Barclays Bank PLC as Administrative Agent.

10.3	Form of Amended and Restated Commercial Paper Dealer Agreement, dated as of February 2, 2015, between Williams Partners L.P., as Issuer, and the Dealer party thereto.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

99.1	Press Release, dated February 2, 2015.